Exhibit 10.36

FOURTH AMENDMENT TO THE PROGRESSIVE CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

(2003 Amendment and Restatement)

WHEREAS, The Progressive Corporation Executive Deferred Compensation Plan is currently maintained pursuant to a 2003 Amendment and Restatement and the First through Third Amendments thereto (“Plan”); and

WHEREAS, it is deemed desirable to amend the Plan further;

NOW, THEREFORE, the Plan is hereby amended in the respects hereinafter set forth:

1. Effective September 1, 2005, Section 3.4 of the Plan is hereby amended and restated in its entirety to provide as follows:

3.4	Form of Distribution.

Distributions of Deferrals of Restricted Stock Awards granted in 2005 and later years shall be made in Stock, with any fractional shares of Stock and any portion of such distribution that is derived from cash dividends on deferred Restricted Stock Awards to be made in cash. All other Plan distributions shall be made in cash.

2. Effective September 1, 2005, the last sentence in Article 3, Section 3.5 shall be deleted and replaced by the following provisions:

The provisions of Section 3.4 shall apply to all withdrawals under this Section 3.5.

3. Effective December 1, 2005, the following is hereby added to the Plan as new paragraph (k) of Section 2.2:

“(k)	Notwithstanding the preceding provisions of this Section 2.2 or any other provisions of the Plan, each Eligible Executive who elected to defer any portion of a Gainsharing Award that became payable or will become payable in 2005 or 2006 or a Restricted Stock Award granted in 2005 may revoke such election. Such revocation shall be in writing on such forms as the Committee shall prescribe and must be received by the Committee on or before December 30, 2005.

4. Except as expressly provided in this Amendment, the terms and provisions of the Plan shall remain entirely unchanged and continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereunto caused this Amendment to be executed by its duly authorized representative effective as of the date set forth above.

THE PROGRESSIVE CORPORATION

By:	/s/ Charles E. Jarrett
Title:	Vice President